Exhibit 24

Limited Power of Attorney

I, William E. Mote, Jr., the undersigned, hereby constitute and appoint Carol Bramson, Elizabeth Fraser and Jim Redding, and each of them individually, as my true and lawful attorney-in-fact to:

1.             Complete and execute on my behalf, as an officer of Summer Infant, Inc., a Delaware corporation (the “Company”), Forms 3, 4, or 5 required to be filed by me under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder;

2.             Do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

3.             Take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Limited Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

I hereby grant to each of such attorneys-in-fact full power and authority to do and perform each act which is necessary, proper or desirable to be done in the exercise of the rights, powers and authority granted in the above paragraphs 1, 2 and 3 of this Limited Power of Attorney, with full power of substitution and revocation, and I ratify and confirm each act that such attorney-in-fact lawfully performs or causes to be done by virtue of this Limited Power of Attorney and the powers and authority granted herein.

I acknowledge that the attorneys-in-fact appointed in this Limited Power of Attorney, in serving in such capacity at my request, are not assuming, and the Company is not assuming, any of my responsibilities to comply with Section 16 of the Exchange Act or the rules or regulations thereunder.

This Limited Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 or 5 with respect to my holdings or transactions in securities issued by the Company, unless I earlier revoke this Limited Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of November 5, 2014.

/s/ William E. Mote, Jr.
William E. Mote, Jr.